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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 7, 1997, accompanying the consolidated financial statements included in the Annual Report of First Bankshares, Inc. on Form 10-KSB for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of First Bankshares, Inc. on Form S-8 (File No. 3317385) effective December 6, 1996.

/s/  PORTER KEADLE MOORE, LLP

Atlanta, Georgia
March 20, 1997